Exhibit 99.1

Omeros Corporation Reports Second Quarter 2014 Financial Results

— FDA Approval of Omidria™ Received on May 30, 2014 –

Seattle, WA – August 11, 2014 – Omeros Corporation (NASDAQ: OMER), a biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, coagulopathies and disorders of the central nervous system, today announced financial results and highlights for the second quarter of 2014, which include:

•	2Q 2014 net loss of $18.0 million, or $0.53 per share, which included $2.5 million ($0.07 per share) of non-cash expenses

•	Operating expenses of $17.3 million, primarily related to preparing for U.S. commercial launch of Omidria™ and advancing OMS824 and OMS721 clinical programs

•	U.S. Food and Drug Administration (FDA) approval of Omidria™ (phenylephrine and ketorolac injection) 1%/0.3% for use during cataract surgery or intraocular lens replacement (ILR) to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative ocular pain

•	FDA clearance of Investigational New Drug (IND) application for Phase 2 clinical trial evaluating OMS721 in thrombotic microangiopathies (TMAs) and initiated Phase 2 trial

“Obtaining U.S. marketing approval for Omidria is a tremendous accomplishment for Omeros,” said Gregory A. Demopulos, M.D., chairman and chief executive officer of Omeros. “It marks a pivotal point in our transition to a commercial company, and we are continuing preparations for a planned U.S. product launch in the fourth quarter of 2014. In that same time frame, we also expect to receive a decision on the EU marketing application for Omidria. While we remain focused on the market launch of Omidria, we continue to advance the rest of our pipeline, including our MASP-2 inhibitor OMS721 and PDE10 inhibitor OMS824 Phase 2 clinical programs in patients with TMAs and Huntington’s, respectively. We expect preliminary data from each of those Phase 2 trials later this year.”

Second Quarter and Recent Highlights

•	FDA granted marketing approval to Omidria (phenylephrine and ketorolac injection) 1%/0.3% on May 30, 2014 for use during cataract surgery or ILR to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative ocular pain. The only post-marketing commitment required is the previously agreed upon study of Omidria for use in pediatric patients, which, if successfully completed according to FDA’s Written Request, makes Omidria eligible for an additional six months of marketing exclusivity in the U.S. The company expects first patient enrollment in this trial in the latter part of the third quarter.

•	Continued preparations for the commercial launch of Omidria in the U.S., including hiring sales and marketing management teams and contracting for field sales representatives to call on surgeons, hospitals and ambulatory surgery centers beginning in August 2014. The company expects to begin commercial sales of Omidria in the fourth quarter of 2014.

•	Announced that the FDA cleared Omeros’ IND application to evaluate OMS721 for the inhibition of complement-mediated TMAs in a Phase 2 clinical trial, which is currently underway.

Financial Results

For the quarter ended June 30, 2014, Omeros reported a net loss of $18.0 million, or $0.53 per share. This compares to a net loss of $13.6 million or $0.48 per share, for the same period in 2013. Noncash expenses were $2.5 million ($0.07 per share) for the quarter ended June 30, 2014 and $2.2 million ($0.08 per share) for the same period in 2013.

Operating expenses for the three months ended June 30, 2014 were $17.3 million compared to $13.3 million for the same period in 2013. The increase was primarily related preparing for the U.S. commercial launch of Omidria later this year and to manufacturing of material and clinical costs associated with the Phase 2 clinical trials evaluating OMS721 in TMAs and OMS824 in Huntington’s disease.

Revenue for the quarter ended June 30, 2014 was $45,000 compared to $140,000 for the same period in 2013. This decrease was due to a reduction of activity on NIH grant projects, which resulted in lower revenue being recognized.

At June 30, 2014, Omeros had cash and cash equivalents and short-term investments of $37.5 million.

About Omeros Corporation

Omeros is a biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, coagulopathies and disorders of the central nervous system. Derived from its proprietary PharmacoSurgery® platform, the Company’s first drug product, Omidria™ (phenylephrine and ketorolac injection) 1%/0.3%, has been approved by the FDA for use during cataract surgery or intraocular lens replacement (ILR) to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative ocular pain. Omeros is completing preparations for a planned U.S. product launch in the fourth quarter of 2014. Omidria is currently under review for marketing approval by the European Medicines Agency. Omeros also has six clinical-stage development programs focused on complement-related thrombotic microangiopathies, Huntington’s disease, schizophrenia, and cognitive impairment; on addictive and compulsive disorders; and on preventing problems associated with surgical procedures. Omeros also has a proprietary GPCR platform, which is making available an unprecedented number of new GPCR drug targets and corresponding compounds to the pharmaceutical industry for drug development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with effectiveness of Omidria™ sales and marketing efforts, Omidria market acceptance, product pricing and reimbursement, Omeros’ ability to obtain regulatory approval for its Marketing Authorization Application in the EU for the commercialization of Omidria, Omeros’ unproven preclinical and clinical development activities, regulatory oversight, product commercialization, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Contact:

Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

360.668.3701

jennifer@cwcomm.org

OMEROS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$45	$140	$145	$1,235
Operating expenses:
Research and development	12,407	9,564	24,424	16,691
General and administrative	4,855	3,736	8,622	7,724

Total operating expenses	17,262	13,300	33,046	24,415

Loss from operations	(17,217)	(13,160)	(32,901)	(23,180)
Investment income	5	2	7	8
Interest expense	(939)	(589)	(1,611)	(1,176)
Other income (expense), net	160	155	(128)	267

Net loss	$(17,991)	$(13,592)	$(34,633)	$(24,081)

Basic and diluted net loss per share	$(0.53)	$(0.48)	$(1.07)	$(0.89)

Weighted-average shares used to compute basic and diluted net loss per share	33,933,356	28,199,739	32,415,198	27,053,946

OMEROS CORPORATION

CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
Cash and cash equivalents and short-term investments	$37,460	$14,101
Total assets	40,993	16,535
Total notes payable	32,370	20,498
Total current liabilities	12,170	11,873
Accumulated deficit	(289,006)	(254,373)
Total shareholders’ deficit	(10,611)	(18,384)